Exhibit 10.22

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:	:	Chapter 11
	:	Case Nos. 01-1139 through 01-1200
W.R. GRACE & CO., et al.,	:
:
Debtors.	:
---------------------------------------------	:
OFFICIAL COMMITTEE OF	:	Adv. No. 02-2210
ASBESTOS PERSONAL INJURY	:	[LEAD DOCKET]
CLAIMANTS and OFFICIAL	:
COMMITTEE OF ASBESTOS	:
PROPERTY DAMAGE	:
CLAIMANTS OF W.R. GRACE &	:
CO., suing in behalf of	:
the Chapter 11 Bankruptcy	:
Estate of W.R. Grace &	:
Co., et al.,	:
:
Plaintiffs,	:
:
v.	:
:
SEALED AIR CORPORATION	:
AND CRYOVAC, INC.,	:
:
Defendants.	:
--------------------------------------------	:
:
OFFICIAL COMMITTEE OF	:	Adv. No. 02-2211
ASBESTOS PERSONAL INJURY	:
CLAIMANTS and OFFICIAL	:
COMMITTEE OF ASBESTOS	:
PROPERTY DAMAGE	:
CLAIMANTS OF W.R. GRACE &	:
CO., suing in behalf of	:
The Chapter 11 Bankruptcy	:
Estate of W.R. GRACE &	:
CO., et al.,	:
:
Plaintiffs,	:
:
v.	:
:
FRESENIUS MEDICAL CARE	:
HOLDINGS, INC. and	:
NATIONAL MEDICAL CARE,	:
INC.,	:
:
Defendants.	:

This 27th day of November 2002, counsel for defendant Sealed Air Corporation and Cryovac, Inc., Fresenius Medical Holdings, Inc., and National Medical Care, Inc., and counsel for the plaintiffs the Official Committee of Asbestos Personal Injury Claimants and the Official Committee of Asbestos Property Damage Claimants in the above captioned chapter 11 case, appeared before the Court and affirmed that the parties had reached an amicable resolution of the disputes that are the subject of the above-captioned adversary proceedings and that they had agreed and bound their parties to the terms reflected in the term sheets attached hereto.  This settlement and this acknowledgement by the Court is without prejudice to any objection that may be raised to a motion for approval of the settlement by this Court pursuant to the United States Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

/s/ Alfred M. Wolin
Alfred M. Wolin, U.S.D.J.

Signed and agreed to by:

/s/ Sheila L. Birnbaum	Sheila L. Birnbaum
For Sealed Air Corporation and Cryovac, Inc.

/s/ David Rosenbloom	David Rosenbloom
For Fresenius Medical Holdings, Inc. and National Medical Care, Inc.

/s/ Peter Van N. Lockwood	Peter Van N. Lockwood
For the Official Committee of Asbestos Personal Injury Claimants

/s/ Scott L. Baena	Scott L. Baena
For the Official Committee of Asbestos Property Damage Claimants

TERM SHEET

                (Fresenius Term Sheet omitted.)

Term Sheet

(1)           Economic Terms

(a)                                   9 million shares of Sealed Air stock, subject to appropriate anti-dilution protection until such time as the shares are issued

(b)                                  The sum of $512.5 million together with interest thereon from 12/21/02 at the rate of 5.5% per annum.  The payment under this paragraph must be made in full at the effective date of the Grace plan of reorganization.

(c)                                   Full protection of Sealed Air against any claims by Fresenius against Sealed Air for any tax liabilities or for any asbestos liabilities, including past and future attorneys fees or litigation costs related thereto, whether asserted by way of fraudulent conveyance, successor liability, or otherwise.

(d)                                  Sealed Air will not seek indemnity for payments made under this agreement

(2)                                    Non-economic terms

(a)           Restrictions on resale of Sealed Air stock for two years from the issuance consistent with Rule 144 under the Securities Act of 1933, provided that during the initial two-year period, the holders of the stock will have (i) piggyback registration rights, except that there will be no piggyback registration rights on a Form S-8 registration statement and (ii) one demand registration right in the aggregate provided further that Sealed Air may defer such registration for any period that it is advised by counsel that registration would then be inappropriate in light of the securities laws

(b)          The Committees will undertake to use best efforts to structure settlement to achieve favorable tax treatment for settlement

(c)           This agreement is subject to Sealed Air and its affiliates, subsidiaries, officers, directors et alia receiving the full benefit of 11 U.S.C. §§ 524 (g) and 105

(d)          This agreement is subject to the approval of Sealed Air’s Board and the Personal and Property Damage Committees (which will be sought by the respective parties no later than December 6, 2002), and to the execution of a definitive agreement reflecting the terms set forth herein.